Cohen & Steers, Inc. 757 Third Avenue New York, NY 10017-2013 Tel 212.832.3232

Contact:

Matthew S. Stadler

Executive Vice President

Chief Financial Officer

Cohen & Steers, Inc.

(212) 446-9168

COHEN & STEERS REPORTS SECOND QUARTER RESULTS

Assets Under Management Reach All-Time High of $19.9 Billion

NEW YORK, NY, August 3, 2005 — Cohen & Steers, Inc. (NYSE: CNS), a leading manager of high-income equity portfolios, today reported net income of $8.5 million, or $0.21 per share (basic and diluted) for the second quarter ended June 30, 2005. These results include a tax expense of $0.7 million, or $0.02 per share, attributable to a decrease in the Company’s net deferred tax asset resulting from a recent change in the New York State tax law. The net deferred tax asset is primarily attributable to a benefit derived from vested restricted stock units that were granted at the time of the Company’s initial public offering. Net income and earnings per share data for the quarter ended June 30, 2004 are not comparable because the Company operated as a privately held S-corporation at that time. Second quarter 2005 net income and earnings per share increased from net income of $7.1 million, and basic and diluted earnings per share of $0.18 in the first quarter of 2005. Total revenue was $38.3 million for the second quarter ended June 30, 2005, up 49.3% from $25.6 million in the 2004 period.

Net income for the first half of 2005 was $15.6 million, or $0.39 per share (basic and diluted). Total revenue was $72.4 million for the first half of 2005, up 36.7% from $52.9 million in the comparable 2004 period.

Assets Under Management

Assets under management reached $19.9 billion at June 30, 2005, the highest level in the Company’s history. This represents an increase of 11.7% from $17.8 billion at the end of the first quarter of 2005 and an increase of 32.6% from $15.0 billion at June 30, 2004.

The Company recorded overall net inflows of $79 million during the quarter ended June 30, 2005. This included $282 million of net inflows generated in portfolios that concentrate in U.S. and international utility stocks, international real estate securities, corporate preferred securities and other high-dividend paying common stocks, as the Company continued expansion of its investment portfolios beyond U.S. real estate securities. These net inflows more than offset net outflows from our U.S. REIT portfolios.

The Company has a 50% ownership interest in Houlihan Rovers, S.A., a Brussels-based investment adviser. Houlihan Rovers’ assets under management increased 38.1% to $1.1 billion at June 30, 2005, compared with $796 million at March 31, 2005 and increased 93.9% from $569 million at December 31, 2004. The Company’s assets under management at June 30, 2005 and March 31, 2005, included $330 million and $148 million, respectively, of assets being sub-advised by Houlihan Rovers.

Recent Developments

“We continue to produce record results in terms of revenues, net income and assets under management,” said Martin Cohen, co-chairman and co-chief executive officer. “Our investment performance continues to excel and we continue to expand our global efforts. In order to support this growth, we are making substantial investments in our infrastructure.”

Recent developments include:

•

In late June, the Company began sub-advising a global real estate securities open-end mutual fund for Japanese investors. This global securities institutional account began operations with $35 million. Associated with its global efforts, the Company continued to expand its Hong Kong office.

•

Richard E. Helm has joined the firm as senior vice president and head of its newly formed large cap value portfolio management team. Since March 2001, Mr. Helm managed the $2.2 billion WM Equity Income Fund, a five star Morningstar rated and Lipper Leaders fund.* The addition of the large cap value team gives the Company coverage of the most important segments of the high-income equity markets.

•

The Company filed a registration statement with the Securities and Exchange Commission for Cohen & Steers Dividend Value Fund.** This open-end mutual fund will seek to achieve high current income and capital appreciation by investing primarily in dividend paying common and preferred stocks using a value approach. This fund will be managed by Mr. Helm and is expected to commence operations in August 2005.

•

Stephen Dunn has joined the firm as senior vice president and director of institutional marketing. Mr. Dunn has over 20 years of financial services industry experience, and was most recently the director of marketing at Essex Investment Management, LLC. Mr. Dunn will oversee the firm’s sales and marketing efforts to institutional investors and consultants globally.

•

The Company provided portfolio consulting services for three new Unit Investment Trusts (“UIT’s”) offered by Van Kampen Investments. As of June 30, 2005, the Company provided advisory consulting services to 23 Van Kampen UITs with assets of $757 million, compared with 20 UITs with assets of $685 million at March 31, 2005. These assets are not included in the Company’s assets under management.

Asset Management

Total revenue for the asset management segment was $32.7 million for the three months ended June 30, 2005, an increase of 29.0% from $25.4 million in the 2004 period. Assets under management reached an all-time high of $19.9 billion at June 30, 2005, a 32.6% increase from the prior year’s quarter end. The increase resulted from a combination of net inflows totaling $1.1 billion and market appreciation of $3.8 billion.

During the quarter ended June 30, 2005, the Company recorded net inflows in portfolios comprised of U.S. and international utility stocks, international real estate securities, corporate preferred securities and other high-dividend paying common stocks, as follows:

•

Cohen & Steers Worldwide Realty Income Fund, a closed-end mutual fund which commenced operations in March 2005, raised an additional $150 million in the quarter through an offering of auction market preferred shares issued for the purpose of establishing the fund’s leverage to the level specified in its prospectus;

•	Cohen & Steers International Realty Fund and Cohen & Steers Utility Fund, both open-end mutual funds, recorded a combined $97 million in net inflows during the quarter; and

•

As mentioned previously, the Company was appointed sub-adviser of a global real estate securities open-end mutual fund, receiving an initial $35 million contribution. This global securities institutional account was funded in late June.

Houlihan Rovers had net income of $491,000 during the quarter ended June 30, 2005, compared with $304,000 for the quarter ended March 31, 2005. The Company records 50% of Houlihan Rovers’ net income.

Investment Banking

Total revenue for the investment banking segment was $5.6 million for the three months ended June 30, 2005. During the quarter, the investment banking segment generated revenue in connection with financial advisory and capital raising transactions. The financial advisory fees were primarily success fees generated in connection with a merger advisory assignment relating to the sale of a public company and a restructuring assignment relating to the consolidation and simultaneous refinancing of numerous real estate partnerships. The capital raising fees were primarily attributable to a placement agent fee generated in connection with a registered direct placement of convertible preferred securities. In addition, during the quarter, the investment banking segment served as a co-manager in connection with two underwritten public offerings, which represent the first firm commitment underwriting transactions for the investment banking segment.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, August 4, 2005 at 10:00 a.m. Eastern Time to discuss the Company’s second quarter 2005 results. Investors and analysts can access the live conference call by dialing (877) 234-1973 (domestic) and (973) 582-2749 (international); PIN: 6306214. A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on August 4, 2005 and can be accessed at (877) 519-4471 (domestic) and (973) 341-3080 (international); PIN: 6306214. Internet access to the webcast, which includes audio (listen-only), will be available on the Company’s website at cohenandsteers.com under “Corporate Info.” The webcast will be archived on Cohen & Steers’ website for two weeks. Participants should plan to register at least 10 minutes before the conference call begins.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of high-income equity portfolios, specializing in U.S. REITs, global real estate securities, preferred securities, utilities, value equity securities and other high-dividend paying common stocks. Headquartered in New York City, the firm serves individual and institutional investors through a wide range of open-end funds, closed-end funds and separate accounts.

Forward Looking Statements

This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is accessible on the Securities and Exchange Commission’s website at http://www.sec.gov and on Cohen & Steers website at cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

* For the periods ended June 30, 2005, the WM Equity Income Fund - class A shares - was rated 5 stars for the three-year period ended, 5 stars for the five-year period and 4 stars for the 10-year period. Morningstar proprietary ratings reflect historical risk-adjusted performance for funds with at least a 3-year performance history and are subject to change every month. Morningstar RatingsTM are calculated from a fund’s three-, five-, and ten-year average annual returns in excess of the 90-day U.S. Treasury bill returns, with appropriate fee adjustments, and a risk factor that reflects performance below the 90-day Treasury bill return. Within each asset class the top 10% of funds receive 5 stars (Highest); the next 22.5% receive 4 stars (Above Average); the middle 35% earn 3 stars (Average); the next 22.5% receive 2 stars (Below Average); and the bottom 10% get 1 star (Lowest). The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. Copyright 2005 Morningstar, Inc. All rights reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. The number of U.S.-domiciled funds tracked by Morningstar in the Large Value category for periods ended June 30, 2005 are as follows: 828 funds for the three-year period, 576 funds for the five-year period, and 259 funds for the ten-year period.

Lipper Analytical Services Inc., an expert in fund research and evaluation for nearly 30 years, rates funds against their peers according to performance measures and the firm’s proprietary Lipper Leaders measures. For the periods ended June 30, 2005, the WM Equity Income Fund - class A shares - ranked #15 of 223 funds (top 10%) for the past year, #8 of 154 funds (top 10%) for the past three years, #11 of 130 funds (top 10%) for the past five years, and #9 of 70 funds (top 15%) for the past ten years in the Lipper Equity Income Funds category. Lipper scores are calculated by ranking each fund against similar funds based on a specific metric, such as Total Return or Consistent Return. The highest 20% of funds in each peer group are named Lipper Leaders, the next 20% receive a score of 2, the middle 20% are scored 3, the next 20% are scored 4 and the lowest 20% are scored 5. These ratings do not reflect sales charges. The Lipper scores are subject to change every month and are calculated for three-year, five-year, ten-year, and overall time periods. The overall calculation is based on an equal-weighted average of percentile ranks for each measure over three-, five-, and ten-year periods (if applicable).

Past performance is no guarantee of future results.

**For more complete information about the fund, including charges and expenses, please call (800) 330-7348 for a prospectus. There are special risks associated with an investment in the fund. These risks are described in the prospectus, which you should read carefully before you invest or send money. A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. The information in this document is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any such state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state. The registration statement currently lists the fund’s name as “Cohen & Steers Equity Income Fund, Inc.” The next pre-effective amendment to the fund’s registration statement that will be filed with the Securities and Exchange Commission will reflect the fund’s name as “Cohen & Steers Dividend Value Fund, Inc.”

# # # #

Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ending

(in thousands, except per share data)

	Three Months Ended			% Change From

	June 30, 2005	March 31, 2005	June 30, 2004 (1)	March 31, 2005	June 30, 2004

Revenue
Investment advisory and administration fees	$29,010	$27,320	$22,174
Distribution and service fee revenue	2,950	2,869	2,284
Portfolio consulting and other	766	1,029	915
Investment banking fees	5,542	2,889	255

Total revenue	38,268	34,107	25,628	12.2%	49.3%

Expenses
Employee compensation and benefits	9,150	8,659	6,843
Distribution and service fee expenses	7,363	6,660	4,935
General and administrative	5,802	5,403	3,370
Depreciation and amortization	1,389	1,375	284
Amortization, deferred commissions	810	989	1,233

Total expenses	24,514	23,086	16,665	6.2%	*

Operating income	13,754	11,021	8,963	24.8%	*

Non-operating income (expense)
Interest and dividend income	804	551	112
Gain from sale of marketable securities	642	507	–
Foreign currency transaction loss	(10)	(21)	–
Interest expense	(26)	(22)	(39)

Total non-operating income	1,410	1,015	73	38.9%	*

Income before provision for income taxes and equity in earnings of affiliate	15,164	12,036	9,036	26.0%	*
Provision for income taxes	6,901	5,123	436
Equity in earnings of affiliate	246	152	–

Net income	$8,509	$7,065	$8,600	20.4%	*

Earnings per share
Basic	$0.21	$0.18	$0.32

Diluted	$0.21	$0.18	$0.32

Weighted average shares outstanding
Basic	39,986	40,022	26,700

Diluted	40,293	40,235	26,700

(1) Prior to August 17, 2004, the company was a privately held S-Corporation.

Certain prior period amounts have been reclassified to conform with the current period’s presentation.

*Not comparable

Cohen & Steers, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the Periods Ending

(in thousands, except per share data)

	Six Months Ended		% Change From

	June 30, 2005	June 30, 2004 (1)	June 30, 2004

Revenue
Investment advisory and administration fees	$56,330	$41,903
Distribution and service fee revenue	5,819	4,692
Portfolio consulting and other	1,795	1,624
Investment banking fees	8,431	4,718

Total revenue	72,375	52,937	36.7%

Expenses
Employee compensation and benefits	17,809	15,823
Distribution and service fee expenses	14,023	9,130
General and administrative	11,205	6,127
Depreciation and amortization	2,764	565
Amortization, deferred commissions	1,799	2,290

Total expenses	47,600	33,935	*

Operating income	24,775	19,002	*

Non-operating income (expense)
Interest and dividend income	1,355	213
Gain from sale of marketable securities	1,149	–
Foreign currency transaction loss	(31)	–
Interest expense	(48)	(81)

Total non-operating income	2,425	132	*

Income before provision for income taxes and equity in earnings of affiliate	27,200	19,134	*
Provision for income taxes	12,024	1,203
Equity in earnings of affiliate	398	–

Net income	$15,574	$17,931	*

Earnings per share
Basic	$0.39	$0.67

Diluted	$0.39	$0.67

Weighted average shares outstanding
Basic	40,009	26,700

Diluted	40,301	26,700

(1) Prior to August 17, 2004, the Company was a privately held S-Corporation.

Certain prior period amounts have been reclassified to conform with the current period's presentation.

*Not comparable

Cohen & Steers, Inc. and Subsidiaries

Selected Segment Financial Data (Unaudited)

For the Periods Ending

(in thousands)

	Three Months Ended			% Change From

	June 30, 2005	March 31, 2005	June 30, 2004 (1)	March 31, 2005	June 30, 2004

Asset Management
Total revenue	$32,726	$31,218	$25,373	4.8%	29.0%
Total expenses	(21,434)	(20,855)	(15,920)	2.8%	*
Net non-operating income, including equity in earnings of affiliate	1,599	1,143	64	39.9%	*

Income before provision for income taxes	$12,891	$11,506	$9,517	12.0%	*

Investment Banking
Total revenue	$5,542	$2,889	$255	91.8%	2,073.3%
Total expenses	(3,080)	(2,231)	(745)	38.1%	*
Net non-operating income	57	24	9	137.5%	*

Income before provision for income taxes	$2,519	$682	$(481)	269.4%	*

Total
Total revenue	$38,268	$34,107	$25,628	12.2%	49.3%
Total expenses	(24,514)	(23,086)	(16,665)	6.2%	*
Net non-operating income, including equity in earnings of affiliate	1,656	1,167	73	41.9%	*

Income before provision for income taxes	$15,410	$12,188	$9,036	26.4%	*

	Six Months Ended		% Change From

	June 30, 2005	June 30, 2004 (1)	June 30, 2004

Asset Management
Total revenue	$63,944	$48,219	32.6%
Total expenses	(42,289)	(30,198)	*
Net non-operating income, including equity in earnings of affiliate	2,742	117	*

Income before provision for income taxes	$24,397	$18,138	*

Investment Banking
Total revenue	$8,431	$4,718	78.7%
Total expenses	(5,311)	(3,737)	*
Net non-operating income	81	15	*

Income before provision for income taxes	$3,201	$996	*

Total
Total revenue	$72,375	$52,937	36.7%
Total expenses	(47,600)	(33,935)	*
Net non-operating income, including equity in earnings of affiliate	2,823	132	*

Income before provision for income taxes	$27,598	$19,134	*

(1) Prior to August 17, 2004, the Company was a privately held S-Corporation.

*Not comparable

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ending

(in millions)

	Three Months Ended			% Change From

	June 30, 2005	March 31, 2005	June 30, 2004	March 31, 2005	June 30, 2004

Closed-End Mutual Funds
Assets under management, beginning of period	$9,126	$8,984	$7,664

Net additions	150	605	459
Market appreciation (depreciation)	731	(463)	(453)

Total increase	881	142	6

Assets under management, end of period	$10,007	$9,126	$7,670	9.7%	30.5%

Open-End Mutual Funds
Assets under management, beginning of period	$4,824	$5,199	$4,514

Net withdrawals	(101)	(5)	(232)
Market appreciation (depreciation)	705	(370)	(253)

Total increase (decrease)	604	(375)	(485)

Assets under management, end of period (1)	$5,428	$4,824	$4,029	12.5%	34.7%

Institutional Separate Accounts
Assets under management, beginning of period	$3,828	$4,118	$3,361

Net additions (withdrawals)	30	(26)	79
Market appreciation (depreciation)	570	(264)	(159)

Total increase (decrease)	600	(290)	(80)

Assets under management, end of period	$4,428	$3,828	$3,281	15.7%	34.8%

Total
Assets under management, beginning of period	$17,778	$18,301	$15,539

Net additions	79	574	306
Market appreciation (depreciation)	2,006	(1,097)	(865)

Total increase (decrease)	2,085	(523)	(559)

Assets under management, end of period (1)	$19,863	$17,778	$14,980	11.7%	32.6%

(1) As of June 30, 2005 and March 31, 2005, assets under management included $330 million and $148 million, respectively, of assets sub-advised by Houlihan Rovers.

Cohen & Steers, Inc. and Subsidiaries

Assets Under Management (Unaudited)

For the Periods Ending

(in millions)

	Six Months Ended		% Change From

	June 30, 2005	June 30, 2004	June 30, 2004

Closed-End Mutual Funds
Assets under management, beginning of period	$8,984	$4,790

Net additions	755	2,931
Market appreciation (depreciation)	268	(51)

Total increase	1,023	2,880

Assets under management, end of period	$10,007	$7,670	30.5%

Open-End Mutual Funds
Assets under management, beginning of period	$5,199	$3,897

Net withdrawals	(106)	(65)
Market appreciation	335	197

Total increase	229	132

Assets under management, end of period (1)	$5,428	$4,029	34.7%

Institutional Separate Accounts
Assets under management, beginning of period	$4,118	$2,993

Net additions	4	79
Market appreciation	306	209

Total increase	310	288

Assets under management, end of period	$4,428	$3,281	35.0%

Total
Assets under management, beginning of period	$18,301	$11,680

Net additions	653	2,945
Market appreciation	909	355

Total increase	1,562	3,300

Assets under management, end of period (1)	$19,863	$14,980	32.6%

(1)	As of June 30, 2005, assets under management included $330 million of assets sub-advised by Houlihan Rovers.